                                  Schedule 14A
                                 (Rule 14A-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant:  /X/

Filed by a party other then the registrant / /

Check the appropriate box:

/ /    Preliminary proxy statement.
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
/ /    Definitive Proxy Statement.
/ /    Definitive additional materials.
/X/    Soliciting material under Rule 14a-12.



                         Interlinq Software Corporation
                (Name of Registrant as Specified in its Charter)



                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (check the appropriate box)

/X/    No fee required.

/ /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

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THE FOLLOWING IS AN EMAIL SENT FROM MICHAEL D. CASTLE, CHIEF FINANCIAL OFFICER
FOR INTERLINQ SOFTWARE CORPORATION TO INTERLINQ EMPLOYEES ON AUGUST 7, 2002

From:       Mike Castle

Sent:       Wednesday, August 07, 2002 3:32 PM

To:         All Bellevue; All Remote Employees

Subject:    "Bad Press"

      Everyone,

      You may have seen this quote in the Seattle Times article today from a Harland spokesman: "The future of INTERLINQ's Bellevue headquarters and its 156 employees has not been determined". PLEASE don't interpret this as most rational individuals would, and that is, "Harland is still thinking about what to do with the INTERLINQ headquarters." This is completely counter to every conversation we had with Harland management. As Michael stated, there is NO intention to move or otherwise impact this operation in any significant way. Why something like this


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comment, that could easily be misinterpreted, ended up in print is beyond me, and Michael has already taken it up with Harland management.

      Check out this link:www.accessatlanta.com/ajc/business/0802/07harland. html. Read the fifth paragraph. That's better!

      Ping me with questions/comments.  Thanks for your patience everyone!

      Mike

                                       ###

THE FOLLOWING IS THE NEWS ARTICLE APPEARING IN THE ATLANTA JOURNAL--CONSTITUTION ON AUGUST 7, 2002, REFERENCED IN THE ABOVE EMAIL COMMUNICATION TO INTERLINQ EMPLOYEES.

HARLAND UNIT TO PURCHASE MORTGAGE LOAN SOFTWARE FIRM

By CHRISTINE VAN DUSEN
Atlanta Journal-Constitution Staff Writer

Harland Financial Solutions, attempting to make its mortgage software business profitable, plans to acquire Interlinq Software of Seattle for about $34 million.

"The mortgage business was the one not yet profitable," said John Pensec, spokesman for John H. Harland, the Atlanta-based check-printer that is parent to Harland Financial Solutions.

"We have a track record for taking businesses and turning them around and growing them. The acquisition of Interlinq will help us do that, certainly, with our mortgage business."

Interlinq's software is used by more than 1,300 mortgage lenders to manage business transactions.

The company's 150 employees are expected to remain in Washington state. Interlinq will become a unit of Harland Financial Solutions, which sells software and services to financial institutions.

In the deal, expected to close in the fourth quarter, Interlinq's shareholders will get $6.25 a share.

Harland executives said the acquisition will be accretive to earnings within 12 months of closing.

Shares of Harland closed Tuesday at $25.85, up 73 cents.



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INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE MERGER PROXY STATEMENT
CAREFULLY AND IN ITS ENTIRETY WHEN


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IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION. INVESTORS AND SECURITY
HOLDERS WILL BE ABLE TO OBTAIN THESE DOCUMENTS, WHEN AND IF FILED, AND OTHER DOCUMENTS FILED BY INTERLINQ FREE OF CHARGE AT THE SEC'S WEBSITE AT WWW.SEC.GOV, OR BY CONTACTING INTERLINQ SOFTWARE CORPORATION, 11980 N.E. 24TH STREET, BELLEVUE, WASHINGTON, 98005, ATTENTION: INVESTOR RELATIONS.


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